UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☑	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☑	No fee required.

	☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
☐	Fee paid previously with materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Mariner Hyman Beck Fund (Ticker: MHBAX, MHBCX, MHBIX)

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

_____________________________________

SUPPLEMENT TO THE PROXY STATEMENT AND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 3, 2014

_______________________________________

The following information supplements and amends the proxy statement (the “Proxy Statement”) and Notice of Special Meeting of Shareholders (the “Notice”) of Mariner Hyman Beck Fund (the “Fund”), a series of the Northern Lights Fund Trust II (the “Trust”), furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Trust for the special meeting (the “Meeting”) of the shareholders of the Fund. The Meeting is scheduled to be held on Monday, March 3, 2014 at 10:00 a.m., Eastern Time, at the offices of Gemini Fund Services LLC, the Trust’s administrator at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, not Friday, March 3, 2014 as erroneously indicated in the Proxy Statement and Notice. This supplement is being filed with the U.S. Securities and Exchange Commission on January 22, 2014.